Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our report dated March 15, 2009, except as to the fourth paragraph above and Note 9 which are as of August 14, 2009, relating to the restatement of the consolidated financial statements of United States Commodity Funds LLC and Subsidiaries as of and for the year ended December 31, 2008, appearing in this Form 8-K of United States Gasoline Fund, LP.

/s/ SPICER JEFFRIES LLP

Greenwood Village, Colorado
August 17, 2009